Exhibit 10.3
Employee Form
Grant No.:
COLONIAL PROPERTIES TRUST
2008 OMNIBUS INCENTIVE PLAN
RESTRICTED SHARE AGREEMENT
Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), hereby grants its common shares of beneficial interest, $.01 par value (each, a “Share” and collectively, the “Shares”), to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2008 Omnibus Incentive Plan (the “Plan”).
Grant Date:                           ,
Name of Grantee:
Grantee’s Social Security Number:
Number of Shares Covered by Grant:
Purchase Price per Share: $0.01
Vesting Start Date:                     , 200
Vesting Schedule
     In the event that the Schedule set forth below would result in vesting of a fractional number of Shares, the number of Shares that will vest will be rounded down to the nearest whole Share, and the last scheduled vesting tranche will be rounded up, to the extent necessary, so that the full number of Shares will have vested.

Vesting Date	Number of Shares that vest, as a percentage of the number of Shares granted

     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

Grantee:

(Signature)

Company:

(Signature)

Name:

Title:

Attachment
This is not a share certificate or a negotiable instrument.

COLONIAL PROPERTIES TRUST
2008 OMNIBUS INCENTIVE PLAN
RESTRICTED SHARE AGREEMENT

Restricted Shares/ Nontransferability	This grant is an award of the number of Shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (“Restricted Shares”). The purchase price is deemed paid by your prior Service to the Company. To the extent not yet vested, your Restricted Shares may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Shares be made subject to execution, attachment or similar process.

Vesting	The Company will issue your Restricted Shares in your name as of the Grant Date.

Your right to the Shares under this Restricted Share Agreement vests in accordance with the schedule shown on the cover sheet, provided you then continue in Service.

Forfeiture of Unvested Shares	Except as otherwise provided in this Agreement, in the event that your Service terminates for any reason, you will forfeit to the Company all of the Shares subject to this grant that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

Cause	If your Service is terminated for Cause, then you shall immediately forfeit all your rights to your Restricted Shares.

Death	If your Service terminates because of your death, the Restricted Shares granted under this Agreement will automatically be fully vested.

Disability	If your Service terminates because of your Disability, the Restricted Shares granted under this Agreement will automatically be full vested.

Leaves of Absence	For purposes of this grant of Restricted Shares, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Issuance	The issuance of the Shares under this grant shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more share certificates, with any unvested Restricted Shares bearing a legend with the appropriate restrictions imposed by this Agreement. As your interest in the Shares vests as described above, the recordation of the number of shares of Restricted Shares attributable to you will be appropriately modified.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the payment of dividends or the vesting of Shares acquired under this grant.

Payment may be made in one (or a combination) of the following forms:

• Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

• Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value equal to the withholding obligations.

• Shares which have already been owned by you and which are surrendered to the Company. The Fair Market Value of the Shares will be applied to the withholding obligations.

• By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares subject to this Agreement and to deliver all or part of the sale proceeds to the Company in payment of the withholding taxes.

Section 83(b) Election	Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the Shares and their fair market value on the date any forfeiture restrictions applicable to such Shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Shares described above. You may elect to be taxed at the time the Shares are acquired, rather than when such Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the Shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the Shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the Shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Retention Rights	This Agreement does not give you the right to be retained or employed by the Company (or any of its Affiliates) in any capacity. The Company (and any of its Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights	Subject to the restrictions contained herein, you shall have all the rights of a Company shareholder, including the right to vote your Shares and to receive all dividends, cash or stock, paid or delivered thereon.

Forfeiture of Rights	If it is ever determined by the Board, as recommended by the Audit Committee of the Company, that your actions have constituted wrongdoing that contributed to any material misstatement or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission, gross misconduct, breach of fiduciary duty to the Company, or fraud, then your Restricted Shares and any vested

Shares held by you as a result of the vesting of your Restricted Shares shall be immediately forfeited and thereupon your Restricted Shares and such vested Shares shall be cancelled; provided, however, that if you have vested in your Restricted Shares and sold the underlying Shares within two years prior to the Board determination, you shall be required to pay to the Company an amount equal to the aggregate value of the Shares sold. In addition, your Restricted Shares, vested Shares underlying your award of Restricted Shares and gains resulting from the sale of Shares underlying vested Restricted Shares, shall be subject to forfeiture in accordance with the Company’s standard policies relating to such forfeitures and clawbacks, as such policies are in effect at the time of grant of the Restricted Shares.

Adjustments	In the event of a share split, a share dividend or a similar change in the outstanding Shares, the number of Shares covered by this grant shall be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Shares shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.

Legends	The following restricted legend shall be placed in the book entry account or on any certificates representing the Shares issued in connection with this grant:

“THE SHARES REPRESENTED BY THIS [CERTIFICATE OR BOOK ENTRY ACCOUNT] ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS [CERTIFICATE OR BOOK ENTRY ACCOUNT].”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Arbitration	Any disputes between you and the Company in any way concerning this Agreement shall be submitted at the initiative of either you or the Company to mandatory arbitration before a single arbitrator in Birmingham, Alabama pursuant to the Commercial Arbitration Rules of the American Arbitration Association, or its successor, then in effect. The decision of the arbitrator shall be rendered in writing, shall be final and may be entered as a judgment in any court in the State of Alabama. You and the Company irrevocably consent to the jurisdiction of the federal and state courts located in Alabama for this purpose. Each party shall be responsible for its or his own costs incurred in such arbitration and in enforcing any arbitration award, including attorney’s fees.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Shares. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact at to request paper copies of these documents.
     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A
ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE
          The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
          1. The name, address and social security number of the undersigned:
          Name:

          Address:

          Social Security No. :

          2. Description of property with respect to which the election is being made:
                              common shares of beneficial interest, par value $.01 per share, of Colonial Properties Trust, an Alabama real estate investment trust, (the “Company”).
          3. The date on which the property was transferred is                           , 200   .
          4. The taxable year to which this election relates is calendar year 200   .
          5. Nature of restrictions to which the property is subject:
          The common shares are subject to the provisions of a Restricted Share Agreement between the undersigned and the Company. The shares are subject to forfeiture under the terms of the Agreement.
          6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $                     per share, for a total of $                    .
          7. The amount paid by taxpayer for the property was $                    .
          8. A copy of this statement has been furnished to the Company.
Dated:                     , 200

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)
               The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1
               1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Shares.
               2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.
               3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the Shares are transferred to you.

1	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.